Exhibit 23.1



          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 12, 1997, incorporated by reference in Wainoco Oil Corporation's Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this registration statement.



                                ARTHUR ANDERSEN LLP










  Houston, Texas
  May 13, 1997